UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

HYPERLIQUID STRATEGIES INC

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42985	39-3284080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 Madison Avenue 22nd Floor
New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 883-4241

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PURR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Placement Agreement

On June 23, 2026, Hyperliquid Strategies Inc (the “Company”) entered into an Executive Placement Agreement with SBR Limited (the “Consultant”), a Hong Kong company controlled by Jeroen Nieuwkoop, the Company’s Chief Operating Officer (the “COO Placement Agreement”). Pursuant to the terms of the COO Placement Agreement, the Consultant shall provide the services of Mr. Nieuwkoop as the Chief Operating Officer of the Company, or such other title and position as the Company may request from time to time, for a term that commenced on June 22, 2026 and shall continue until terminated in accordance with the terms of the COO Placement Agreement. The Consultant is entitled to receive annual base remuneration of $400,000, subject to review at least annually for merit increases and subject to adjustment from time to time in the discretion of the Company’s board of directors (the “Board”). Commencing with the year beginning January 1, 2026, the Consultant is eligible to receive an annual discretionary cash bonus (the “Bonus”), with a target amount equal to 100% of the base remuneration based on the achievement of performance-based and other individual and Company metrics to be established by the Board and the compensation committee, each in their sole discretion. Subject to Board approval, the Consultant is eligible to receive annual equity and equity-based awards under the 2025 Equity Incentive Plan, with a target grant date fair value of $1,000,000 for the current fiscal year (and anticipated to be the same in future fiscal years), each vesting on an annual basis over a three-year period, subject to the Consultant’s continuous engagement through such vesting date. In addition, in connection with the execution of the COO Placement Agreement the Consultant received two awards of time-based restricted stock units, each vesting on an annual basis over a three-year period. One of such initial awards has a target fair value of $1,000,000 based on the volume weighted average price of the Company’s common stock during the Company’s first eight trading days following December 2, 2025, with vesting commencing on that date, and the second has a target grant date fair value of $1,000,000 based on the closing price of the Company’s common stock on May 5, 2025, with vesting commencing on that date.

Upon the termination of the COO Placement Agreement for any reason, the Consultant will be entitled to receive all accrued but unpaid base remuneration through the termination date, any unpaid or unreimbursed expenses incurred in accordance with Company policy prior to termination and any accrued but unpaid benefits under the Company’s employee benefit plans. If the COO Placement Agreement is terminated by the Company without Cause or by the Consultant for Good Reason, in each case outside of a Change in Control Period (as such terms are defined in the COO Placement Agreement), the Consultant will be entitled to receive, in addition to the accrued obligations: (i) continued payment of base remuneration for six months following the termination date, (ii) a taxable monthly reimbursement equal to the amount of health insurance premiums the Company would have subsidized had the Consultant remained engaged, for the same six-month period, and (iii) accelerated vesting of 50% of all outstanding equity awards held by the Consultant at the time of termination. If the COO Placement Agreement is terminated by the Company without Cause or by the Consultant for Good Reason, in each case during a Change in Control Period, the Consultant will be entitled to receive the benefits described in clauses (i) and (ii) of the preceding sentence for a period of 12 months (rather than six months), accelerated vesting of 100% (rather than 50%) of all outstanding equity awards held by the Consultant at the time of termination, payment of Bonus for the calendar year in which the termination occurs, pro-rated based on the portion of the year during which the COO Placement Agreement was in effect, and reasonable outplacement services for a period of 12 months following termination. All severance payments and benefits (other than payment of accrued obligations) would be conditioned on the Consultant’s execution of a general release of claims, and such release becoming effective.

The COO Placement Agreement contains customary confidentiality and non-competition covenants applicable during the term of the COO Placement Agreement, as well as customary non-solicitation covenants applicable during the term and for 24 months thereafter.

The foregoing description of the COO Placement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the COO Placement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to CEO Employment Agreement

On June 22, 2026, the Company entered into a First Amendment to Executive Employment Agreement with David Schamis, the Company’s Chief Executive Officer (the “First Amendment”). The First Amendment amends the Executive Employment Agreement, dated as of May 1, 2026, entered into between the Company and Mr. Schamis (the “CEO Employment Agreement”), effective as of July 1, 2026 (the “Effective Date”). Pursuant to the First Amendment, as of the Effective Date Mr. Schamis’ annual base salary will be increased to $600,000 and, for each fiscal year commencing with the fiscal year beginning July 1, 2026, Mr. Schamis will be eligible to receive an annual discretionary cash bonus, with a target amount equal to 100% of his base salary based on the achievement of performance-based and other individual and Company metrics to be established by the Board and/or the compensation committee, each in their sole discretion. In addition, in lieu of the potential annual equity awards initially provided for in the CEO Employment Agreement, subject to Board approval, Mr. Schamis will be eligible to receive annual equity and equity-based awards under the 2025 Equity Incentive Plan, with a target grant date fair value of between $2,000,000 and $3,000,000 for each fiscal year commencing with the fiscal year beginning July 1, 2026 (after the close of the applicable fiscal year and related financial statements for such fiscal year have been filed), with vesting schedules and performance criteria to be determined by the compensation committee and/or the Board and set forth in the applicable award agreement.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Executive Placement Agreement, entered into on June 23, 2026, between the Company and SBR Limited.
10.2	First Amendment to Executive Employment Agreement, dated as of June 22, 2026, between the Company and David Schamis.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERLIQUID STRATEGIES INC

Date:	June 26, 2026	By:	/s/ Brett Beldner
		Name: Title:	Brett Beldner Chief Financial Officer